                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
American Software, Inc.:

We consent to incorporation by reference in the registration statement of American Software, Inc. of our report dated June 16, 2000, relating to the consolidated balance sheets of American Software as of April 30, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended April 30, 2000, and the related financial statement schedule, which reports appear in the 2000 Annual Report on Form 10-K of American Software.



/s/ KPMG LLP


Atlanta, Georgia
August 28, 2000
                                      22